SECOND AMENDMENT
TO THE AMENDED AND RESTATED
1993 PRAXAIR COMPENSATION DEFERRAL PROGRAM

Praxair, Inc. and Subsidiaries

Exhibit 10.07b

As of October 28, 2003

        In accordance with Section 9.8 of the Amended and Restated 1993 Praxair Compensation Deferral Program (the “Program”), the Program is hereby amended as follows:

        1. The references to the “1992 Praxair, Inc. Long Term Incentive Plan” in Section 1 of the Plan are revised to read the “2002 Praxair, Inc. Long Term Incentive Plan”.

        2. The references to "1996 Praxair, Inc. Senior Executive Performance Award Plan" in Sections 1 and 2.21 are revised to read "Praxair, Inc. Plan for Determining Performance-Based Awards Under Section 162(m)".

        3. The reference to "1992 Praxair, Inc. Variable Compensation Plan" in Section 2.20 is revised to read "1992 Praxair, Inc. Variable Compensation Plan".

        4. Section 2.2 of the Plan is amended in its entirety to read as follows:

“2.2 ‘Change in Control of the Corporation’ means the occurrence of any one of the following events with respect to the Corporation:

(i)

individuals who, on January 1, 2003, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 1, 2003, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Corporation initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies [or consents] by or on behalf of any person other than the Board shall be deemed an Incumbent Director;

(ii)	any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections

13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Corporation or any subsidiary, (B) by any employee benefit plan sponsored or maintained by the Corporation or subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

(iii)

the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation or any of its subsidiaries that requires the approval of the Corporation’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)	The stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or a sale or disposition of all or substantially all of the Corporation’s assets.

Notwithstanding   the foregoing, a Change in Control of the Corporation shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Corporation which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Corporation such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Corporation shall then occur.”

        5. Section 2.8 of the Plan is deleted in its entirety, and all subsequent paragraphs of Section 2 are renumbered accordingly.

        6. All references to the "Discounted Stock Value Rate" throughout the Plan are hereby deleted from the Plan.

        7. Section 2.15 (formerly Section 2.16) of the Plan is revised to refer to the "Praxair Retirement Savings Plan, as amended from time to time."

        8. Section 2.17 (formerly section 2.18) of the Plan is amended to delete the phrase "less five percent (5%)" therefrom.

        9. Section 8.2(a) of the Plan is amended in its entirety to read as follows:

"(a) Accrual Rates. Earnings accruing in accordance with Section 8.1 shall accrue at (i) the Fixed Income Rate, or (ii) the Stock Value Rate, or a combination of the two Rates."

        10. The above amendments are effective as of October 28, 2003.

PRAXAIR, INC.

By: /s/ SALLY A. SAVOIA Sally A. Savoia Vice President- Human Resources
Date: October 28, 2003

3